UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2009

MANNATECH, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200

Coppell, Texas 75019

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

_________________________________________________

(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 17, 2009, Mannatech, Incorporated (“Mannatech”) entered a consulting agreement (the “Consulting Agreement”) with Salinda Enterprises, LLC (“Salinda”) for the consulting services of Samuel L. Caster, an employee of Salinda and Mannatech’s founder, major shareholder and former Chairman of the Board.

Pursuant to the terms of the Consulting Agreement, Mr. Caster will provide Mannatech with consulting services that are mutually agreed to by the parties. Mannatech will pay Mr. Caster $650,000 a year for the services provided under the Consulting Agreement. The Consulting Agreement has a term of one year and may be renewed by Mannatech upon 60 days’ notice to Salinda before the expiration of the then current term.

The Consulting Agreement will automatically terminate upon Mr. Caster’s death or deemed disability and may be terminated by Mannatech for cause as defined in the Consulting Agreement.

Mannatech may also terminate the Consulting Agreement without cause upon thirty (30) days written notice to Salinda or Mr. Caster. Upon termination without cause, Mannatech will be required to pay Mr. Caster any amount due under the Consulting Agreement for the remaining months under the then current term.

The Consulting Agreement contains a non-competition provision extending for the term of the Consulting Agreement and a non-solicitation provision extending until two years after the termination of the Consulting Agreement.

The above summary of the material terms of the Consulting Agreement is qualified by reference to the text of the Consulting Agreement, which is filed herewith as Exhibit 10.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
10.1*	Consulting Agreement, dated March 17, 2009, between Mannatech, Incorporated, Salinda Enterprises, LLC and Samuel L. Caster.

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED
Dated: March 19, 2009	By:	/s/ Stephen D. Fenstermacher
Stephen D. Fenstermacher Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1*	Consulting Agreement, dated March 17, 2009, between Mannatech, Incorporated, Salinda Enterprises, LLC and Samuel L. Caster.

*Filed herewith.